Exhibit 23.3
RP® FINANCIAL, LC.

Financial Services Industry Consultants
June 12, 2008
Board of Directors
Hibernia Homestead Bank
325 Carondelet Street
New Orleans, Louisiana 70130
Members of the Board of Directors:
     We hereby consent to the use of our firm’s name in the Notice of Intent to Convert and any amendments thereto to be filed with Federal Deposit Insurance Corporation, and in the Registration Statement on Form S-1 for Hibernia Homestead Bancorp, Inc. and any amendments thereto to be filed with the Securities and Exchange Commission. We also hereby consent to the inclusion of, summary of and references to our Valuation Appraisal Report and any Valuation Appraisal Report Updates in such filings including the prospectus of Hibernia Homestead Bancorp, Inc. and to the reference to our firm under the heading “Experts” in the prospectus.

Sincerely, RP® FINANCIAL, LC.

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